Exhibit 99.1

BROCADE CONTACTS

Investor Relations	Media Relations
Shirley Stacy	Leslie Davis
Tel: 408-333-5752	Tel: 408-333-5260
sstacy@brocade.com	lmdavis@brocade.com
BROCADE REPORTS THIRD QUARTER FISCAL YEAR 2006 RESULTS
Record Revenues of $188.9 Million Increase 3% Sequentially
and 55% Year-Over-Year
Partners and Analysts Endorse McDATA Acquisition
SAN JOSE, Calif.—August 17, 2006—Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD) today reported financial results for its third quarter of fiscal year 2006 (Q3 06), which ended July 29, 2006. Revenues for Q3 06 were a record $188.9 million. Revenues for Q3 06 increased 3%from $182.7 million reported in the second quarter of fiscal year 2006 (Q2 06) and increased 55% from $122.3 million reported in the third quarter of fiscal year 2005 (Q3 05).
“Our results this quarter were outstanding and represent the third consecutive quarter of record revenues and the fourth consecutive quarter of increased profitability, demonstrating the tremendous leverage in our financial model when revenue is overachieved,” said Michael Klayko, Brocade CEO. “Demand for our director business remained very strong with revenue increasing 72% year-over-year. In addition, the ramp of our new SilkWorm 4900 64-port switch contributed to another record quarter for our fabric switch product line which grew 53% year-over-year.”
Reporting on a GAAP basis, net income for Q3 06 was $24.5 million, or $0.09 per share basic and diluted. This compares to GAAP net income for Q2 06 of $13.5 million, or $0.05 per share basic and diluted, and GAAP net loss for Q3 05 of $7.2 million, or $0.03 loss per share basic and diluted.
Non-GAAP net income for Q3 06 was $31.0 million or $0.11 per share basic and diluted, as compared to non-GAAP net income for Q2 06 of $26.4 million, or $0.10 per share basic and diluted, and non-GAAP net income for Q3 05 of $2.8 million, or $0.01 per share basic and diluted. Non-GAAP net income for Q3 06 excludes net stock-based compensation expenses, amortization of intangible assets, costs associated with the ongoing SEC investigation and other related costs, a gain on disposition of equity investments, and associated tax effects of non-GAAP adjustments. Non-GAAP net income for Q2 06 excludes net
Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.487.8000 F 408.487.8101
www.brocade.com

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 2
stock-based compensation expenses, amortization of intangible assets, costs associated with facilities lease losses, acquisition related compensation expense, costs associated with the Company’s ongoing SEC investigation, and associated tax effects of non-GAAP adjustments. Non-GAAP net income for Q3 05 excludes in-process research and development expense related to the acquisition of Therion Software Corporation (Therion), stock-based compensation expenses, costs associated with the completed internal review and ongoing SEC investigation, a gain on disposition of equity investments, and associated tax effects of non-GAAP adjustments. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.
Q3 06 Financial Highlights
•	Q3 06 non-GAAP gross margin was 60.2%, compared to non-GAAP gross margin of 58.6% in Q2 06 and 51.1% in Q3 05.

•	Q3 06 non-GAAP operating margin was 17.4%, compared to non-GAAP operating margin of 16.6% in Q2 06 and non-GAAP operating margin of (1.5)% in Q3 05.

•	Q3 06 cash flow from operations was $26.3 million, compared to $55.7 million in Q2 06 and $2.8 million in Q3 05. Historically, the Company’s cash flows are seasonally stronger in the second and fourth fiscal quarters and seasonally weaker in the first and third fiscal quarters due to the timing of employee compensation programs. In addition, Q3 06 cash flow from operations included a reduction in cash for $7 million placed in an escrow account for the proposed settlement with the SEC. The $7 million proposed settlement was accrued for in the first fiscal quarter of 2006 and is subject to final approval by the SEC Commissioners.

•	In Q3 06 the Company used approximately $25.3 million to repurchase 4.2 million shares of Company stock under its current stock repurchase program. At the end of Q3 06, Brocade had $52.7 million remaining in its authorized repurchase program. Brocade’s ability to repurchase stock in the near term will be subject to limitations under federal securities laws related to its pending acquisition of McDATA Corporation.

•	Cash and investments, including restricted short-term investments, net of the Company’s convertible debt as of the end of Q3 06 were $518.6 million, compared to $502.1 million as of the end of Q2 06 and $454.9 million as of the end of Q3 05.

•	Day sales outstanding in accounts receivable for both Q3 06 and Q2 06 were 38 days, compared with 59 days in Q3 05.

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 3
•	For Q3 06, three customers, EMC, HP, and IBM, each accounted for 10% or more of total revenues and together represented approximately 74% of total revenues.

•	As of July 29, 2006, the Company had 1,399 employees, compared with 1,316 employees as of April 29, 2006 and 1,121 employees as of July 30, 2005.
Q3 06 Business Highlights
During the quarter, news announcements from Brocade, its business partners and customers highlighted continued progress in global markets, in professional services, and in technology leadership.
•	Brocade’s momentum in Asia continued to expand with the news that the Zhejiang Provincial Department of Finance (China) deployed its Storage Area Network (SAN) infrastructure based on Brocade SilkWorm(R) switches to cope with the department’s explosive data growth. Installed in just one month, the SilkWorm family of switches quickly improved the department’s SAN availability, performance, and management.

•	Selected Brocade-branded Storage Area Network (SAN) connectivity products became available to solution providers and customers through the EMC Select Program, which provides convenient access to products that are qualified for use in EMC-based solutions.

•	The software version of the Brocade Tapestry Wide Area File Services (WAFS) solution will be embedded in Nortel’s newly launched Business Continuity System (BCS) 3000 branch office configuration that simplifies and consolidates branch office computing and networking applications for enterprise customers.

•	Brocade partnered with Contoural, a leading data-management services firm, to ensure that customers’ data storage solutions accomplish their business objectives easily and economically. Contoural’s strategic planning services augment the capabilities of Brocade Professional Services.

•	Brocade is providing a new embedded Storage Area Network (SAN) switch module for the next-generation HP BladeSystem c-Class, broadening the server and storage connectivity options for organizations that choose the power and flexibility of bladed IT infrastructures.
McDATA Acquisition
On August 8, 2006, the Company announced that it had entered into a definitive agreement to acquire McDATA Corporation in an all stock transaction valued at approximately $713 million. Under the terms of the agreement, McDATA stockholders will receive 0.75 shares of Brocade common stock for each share of McDATA class A common stock and each share of McDATA class B common stock they hold. The acquisition is subject to obtaining approval from both Brocade and McDATA stockholders, regulatory approvals and certain other closing conditions. The transaction is expected to generate annual

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 4
synergies of approximately $100 million and be accretive to Brocade, on a non-GAAP earnings per share basis, by the fourth quarter of combined operations. Brocade expects to operate within its long-term operating model for the first full year of combined operations.
“We are very excited about this combination and the significant benefits that it will bring to our customers, partners, and shareholders,” said Mr. Klayko. “We believe that the addition of McDATA gives us important new skills and resources and provides greater scale to successfully compete in a growing and evolving next generation data center market. We have spent considerable time talking with our key stakeholders about the acquisition and the feedback from our major partners, customers and industry analysts has been unanimously positive.”
Brocade Partners Endorse the McDATA Acquisition
“Both Brocade and McDATA have a rich history of innovation in storage networking, and have played a vital role in introducing features and functions that have greatly benefited end-users. We are excited about the potential for further advancements in SAN technologies resulting from the combined efforts of the two companies,” said Andy Monshaw, General Manager, IBM Storage Systems.
“Brocade is a key partner for our NetApp NAS and SAN unified storage solutions. As Brocade expands its solution portfolio through the acquisition on McDATA, we believe this will further enable us to simplify data management for our customers and support our drive to expand NetApp share in the SAN market,” said Patrick Rogers, Vice President of Products and Alliances, Network Appliance.
“As a Brocade OEM partner, we are excited to hear about Brocade’s plan to acquire McDATA,” said Mike Gustafson, President and CEO, BlueArc Corporation. “This will provide BlueArc with the opportunity to evaluate a broader range of solutions and services from Brocade while reducing our time-to-market and operating costs as we seek innovative ways to address existing and new markets.”
“The Brocade acquisition of McDATA creates an opportunity for Xiotech to streamline its operations and at the same time benefit from an even wider range of solutions and services for our customers from one OEM partner,” said Mike Stolz, Vice President of Marketing, Xiotech Corporation.
Industry Analysts Endorse the McDATA Acquisition
“This deal has a variety of benefits for existing Brocade and McDATA customers. Brocade is committed to building a unified set of management tools which will reduce the cost and complexity faced by OEMs and end-users associated with qualifying and supporting two separate product lines. Brocade’s continued execution, as evident in the aforementioned financial results, should facilitate a quick integration inclusive of a product roadmap where both companies customers’ can begin to plan for future storage and information networking strategies,” said Brian Babineau, Analyst, Enterprise Strategy Group

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 5
“Brocade’s announcement that it intends to acquire McDATA signals a further consolidation in the SAN infrastructure market, a move that has been long anticipated and desired by many in the storage industry. In the short-term, Brocade and McDATA face a significant number of business and product-integration challenges. In the mid-term and long-term, however, the merger of these companies will greatly benefit the combined company and many of its storage OEM partners,” said John McArthur, Group Vice President and General Manager, Information Infrastructure and Enabling Technologies, IDC. Source: IDC August 2006 Document # lcUS20308706
“Brocade’s acquisition of McDATA should prove to be a positive move for both the company’s customers and its OEMs. The company now has the opportunity to remove significant storage networking complexity in the largest enterprise data centers and also streamline the very real costs that OEMs have incurred in supporting multiple strategic switching vendors. It’s a smart move that will now open the door for Brocade to focus hard on the innovations required to sustain market leadership,” said Brad O’Neill, Senior Analyst, Taneja Group
Conference Call
Brocade will host a conference call on August 17, 2006 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its third quarter results. The call will be audio webcast live via the Internet at www.brocade.com/investors. A telephone replay of the conference call will be available approximately three hours after the conference call concludes. To access the telephone replay, dial (800) 642-1687 or (706) 645-9291, passcode: 3920137. A replay of the conference call will also be available via webcast at www.brocade.com/investors for approximately twelve months.
Non-GAAP Information
The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including gains on dispositions of marketable or equity investments, and certain costs or benefits, including net stock-based compensation expense, amortization of intangible assets, in-process research and development expense, costs associated with facilities lease losses, acquisition related compensation expense, and costs associated with the completed internal review and ongoing SEC investigation and other related costs. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 6
operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
Cautionary Statement
This press release contains forward-looking statements, including statements regarding customer demand for the Company’s products, the expected acquisition of McDATA and the anticipated benefits of the combination, new product and service offerings, and the Company’s overall market strategy. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, demand for the Company’s product and service offerings may decrease or not continue to grow at the same pace; the risk that the acquisition of McDATA does not close, including the risk that required stockholder and regulatory approvals for the acquisition may not be obtained; the possibility that expected synergies and cost savings of the combination will not be obtained; the difficulty of integrating the business, operations and employees of the two companies; the effect of competition, including pricing pressure and new product offerings; the effect of changes in IT spending levels; the Company’s ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; the ongoing SEC and DOJ investigation and settlement discussions; dependence on a limited number of OEM partners; and the Company’s ability to manage its business effectively in a rapidly evolving market. These and other risks are set forth in more detail in the section entitled “Risk Factors” under Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2006. Brocade assumes no obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade Communications Systems, Inc.
Brocade delivers the industry’s leading platforms, solutions, and services for intelligently connecting, managing, and optimizing IT resources in shared storage environments. The world’s premier systems, server, and storage providers offer the Brocade SilkWorm family of Storage Area Network (SAN) connectivity platforms as the foundation for shared storage in organizations of all sizes. In addition, the Brocade Tapestry™ family of IT infrastructure solutions extends the ability to proactively manage and optimize application and information resources across the enterprise. Using Brocade solutions, organizations are better positioned to reduce cost, manage complexity, and satisfy business compliance requirements through optimized use and management of their IT resources. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Brocade plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Brocade and McDATA plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Brocade, McDATA, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Brocade and McDATA through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Brocade by contacting Investor Relations at 408-333-5767 or investor-relations@brocade.com or from McDATA by contacting Investor Relations at 408-567-5815 or investor_relations@mcdata.com.
Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Brocade and McDATA in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Brocade’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about February 24, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Brocade by contacting Brocade at Investor Relations at 408-333-5767 or investor-relations@brocade.com.
McDATA and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Brocade and McDATA in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in McDATA’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about June 9, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from McDATA by contacting McDATA at Investor Relations 408-567-5815 or investor_relations@mcdata.com.
###

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 7
Brocade, the Brocade B weave logo, Fabric OS, File Lifecycle Manager, MyView, Secure Fabric OS, SilkWorm, and StorageX are registered trademarks and Tapestry is a trademark of Brocade Communications Systems, Inc., in the United States and/or in other countries. All other brands, products, or service names identified in this press release are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 8
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005
Net revenues	$188,947	$122,273	$541,771	$428,604
Cost of revenues	77,033	59,887	224,012	186,212

Gross margin	111,914	62,386	317,759	242,392
Operating expenses:
Research and development	42,534	34,214	121,416	97,380
Sales and marketing	35,501	25,009	100,682	74,917
General and administrative	8,426	5,968	23,523	18,323
SEC investigation and other related costs	2,990	3,722	10,179	8,826
Provision for SEC settlement	—	—	7,000	—
Amortization of intangible assets	888	—	1,406	—
Facilities lease losses	—	—	3,775	—
Acquisition related compensation expense	—	—	585	—
Restructuring benefit	—	—	—	(137)
In-process research and development	—	7,784	—	7,784

Total operating expenses	90,339	76,697	268,566	207,093

Income (loss) from operations	21,575	(14,311)	49,193	35,299
Interest and other income, net	8,133	5,916	22,391	16,602
Interest expense	(1,863)	(1,633)	(5,478)	(5,696)
Gain on repurchases of convertible subordinated debt	—	—	—	2,318
Gain on investments	2,685	20	2,663	116

Income before provision for (benefit from) income taxes	30,530	(10,008)	68,769	48,639
Income tax provision (benefit)	6,032	(2,773)	21,098	6,574

Net income (loss)	$24,498	$(7,235)	$47,671	$42,065

Net income (loss) per share — Basic	$0.09	$(0.03)	$0.18	$0.16

Net income (loss) per share — Diluted	$0.09	$(0.03)	$0.17	$0.16

Shares used in per share calculation — Basic	269,417	268,765	269,794	267,676

Shares used in per share calculation — Diluted	273,959	268,765	273,484	270,239

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 9
BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Q3 06	Q2 06	Q3 05
Net income (loss) on a GAAP basis	$24,498	$13,513	$(7,235)
Adjustments:
Stock-based compensation expense included in cost of revenues	1,738	2,007	52

Total gross margin adjustments	1,738	2,007	52
SEC investigation and other related costs	2,990	3,160	3,722
Stock-based compensation expense included in research and development	3,052	2,698	787
Stock-based compensation expense included in sales and marketing	1,771	1,543	111
Stock-based compensation expense included in general and administrative	876	681	40
Amortization of intangible assets	888	518	—
Facilities lease losses	—	3,775	—
Acquisition related compensation expense	—	585	—
In-process research and development	—	—	7,784

Total operating expense adjustments	9,577	12,960	12,444

Total operating income adjustments	11,315	14,967	12,496
Gain on investments	(2,685)	—	(20)
Income tax effect of adjustments	(2,152)	(2,068)	(2,392)

Non-GAAP net income	$30,976	$26,412	$2,849

Non-GAAP net income per share — Basic	$0.11	$0.10	$0.01

Non-GAAP net income per share — Diluted	$0.11	$0.10	$0.01

Shares used in non-GAAP per share calculation — Basic	269,417	270,564	268,765

Shares used in non-GAAP per share calculation — Diluted	273,959	274,393	269,419

The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including gains on disposition of marketable or equity investments, and certain costs or benefits, including net stock-based compensation expense, amortization of intangible assets, in-process research and development expense, costs associated with facilities lease losses, acquisition related compensation expense, and costs associated with the completed internal review and ongoing SEC investigation and other related costs. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 10
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 29,	October 29,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$184,484	$182,001
Short-term investments	311,569	209,865

Total cash, cash equivalents, and short-term investments	496,053	391,866
Restricted short-term investments	280,481	277,230
Accounts receivable, net	79,163	70,104
Inventories	9,159	11,030
Prepaid expenses and other current assets	62,496	19,908

Total current assets	927,352	770,138

Long-term investments	20,944	95,306
Property and equipment, net	103,735	108,118
Goodwill	41,013	—
Intangible assets, net	16,353	—
Other assets	6,844	8,168

Total assets	$1,116,241	$981,730

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$35,902	$23,778
Accrued employee compensation	46,158	37,762
Deferred revenue	57,286	45,488
Current liabilities associated with lease losses	4,980	4,659
Other accrued liabilities	110,793	69,832
Convertible subordinated debt	278,883	278,883

Total current liabilities	534,002	460,402

Non-current liabilities associated with lease losses	12,338	12,481

Stockholders’ equity
Common stock	863,490	855,833
Deferred stock compensation	—	(3,180)
Accumulated other comprehensive loss	(1,428)	(3,974)
Accumulated deficit	(292,161)	(339,832)

Total stockholders’ equity	569,901	508,847

Total liabilities and stockholders’ equity	$1,116,241	$981,730

BROCADE REPORTS THIRD QUARTER FISCAL 2006 FINANCIAL RESULTS	PAGE 11
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(in thousands)
(unaudited)

	Nine Months Ended
	July 29,	July 30,
	2006	2005
Cash flows from operating activities:
Net income	$47,671	$42,065
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefit from employee stock plans	(8,810)	—
Depreciation and amortization	27,073	36,092
Loss on disposal of property and equipment	308	1,026
Amortization of debt issuance costs	1,297	1,053
Gain on repurchase of convertible subordinated debt	—	(2,318)
In-process research and development	—	7,784
Net (gains) losses on investments and marketable equity securities	(2,663)	—
Non-cash compensation expense (benefit)	20,040	(367)
Provision for doubtful accounts receivable and sales returns	1,558	2,334
Provision for SEC settlement	7,000	—
Non-cash facilities lease loss expense	3,775	—
Changes in operating assets and liabilities:
Accounts receivable	(10,045)	14,066
Inventories	1,871	(7,912)
Prepaid expenses and other assets	(13,308)	(2,520)
Accounts payable	12,124	(3,251)
Accrued employee compensation	8,396	(6,608)
Deferred revenue	11,798	8,327
Other accrued liabilities and long-term debt	9,519	661
Liabilities associated with lease losses	(3,586)	(3,952)

Net cash provided by operating activities	114,018	86,480

Cash flows from investing activities:
Purchases of property and equipment	(22,950)	(18,909)
Purchases of short-term investments	(259,263)	(232,569)
Proceeds from sale of marketable equity securities and equity investments	10,185	752
Proceeds from maturities and sale of short-term investments	245,455	417,297
Purchases of long-term investments	(13,252)	(202,764)
Proceeds from maturities and sale of long-term investments	—	8,538
Purchases of restricted short-term investments	(2,216)	—
Proceeds from the maturities of restricted short-term investments	2,859	—
Purchases of non-marketable minority equity investments	(4,575)	(4,250)
Cash paid in connection with acquisitions, net of cash acquired	(59,887)	(7,185)

Net cash used in investing activities	(103,644)	(39,090)

Cash flows from financing activities:
Purchases of convertible subordinated debt	—	(70,485)
Proceeds from issuance of common stock, net	23,328	29,755
Common stock repurchase program	(40,206)	(7,050)
Excess tax benefit from employee stock plans	8,810	—

Net cash used in financing activities	(8,068)	(47,780)

Effect of exchange rate fluctuations on cash and cash equivalents	177	(364)

Net increase (decrease) in cash and cash equivalents	2,483	(754)
Cash and cash equivalents, beginning of period	182,001	79,375

Cash and cash equivalents, end of period	$184,484	$78,621